                                                               EXHIBIT (2)(a)(3)

                     J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.

            Amended and Restated Limited Liability Company Agreement

                            Dated as of May 26, 2004

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS ...........................................................................    1

ARTICLE II ORGANIZATION; ADMISSION OF MEMBERS; DIRECTORS ........................................    6
         2.1. FORMATION AND CONTINUATION OF LIMITED LIABILITY COMPANY ...........................    6
         2.2. NAME ..............................................................................    7
         2.3. PRINCIPAL AND REGISTERED OFFICE ...................................................    7
         2.4. DURATION ..........................................................................    7
         2.5. BUSINESS OF THE FUND ..............................................................    7
         2.6. MANAGING MEMBER ...................................................................    8
         2.7. MEMBERS ...........................................................................    8
         2.8. ORGANIZATIONAL MEMBER .............................................................    9
         2.9. LIMITED LIABILITY .................................................................    9
         2.10. DIRECTORS ........................................................................    9

ARTICLE III MANAGEMENT OF THE FUND ..............................................................   11
         3.1. MANAGEMENT AND CONTROL ............................................................   11
         3.2. POWERS RESERVED BY THE MANAGING MEMBER ............................................   11
         3.3. ACTIONS BY DIRECTORS ..............................................................   12
         3.4. MEETINGS OF MEMBERS ...............................................................   12
         3.5. APPOINTMENT OF INVESTMENT MANAGER .................................................   13
         3.6. CUSTODY OF ASSETS OF THE FUND .....................................................   14
         3.7. OTHER ACTIVITIES ..................................................................   14
         3.8. EXCULPATION .......................................................................   15
         3.9. INDEMNIFICATION ...................................................................   16
         3.10. FEES, EXPENSES AND REIMBURSEMENT .................................................   18

ARTICLE IV TERMINATION OF STATUS OF MANAGING MEMBER; REMOVAL OF MANAGING MEMBER; TRANSFERS AND
                 REPURCHASES OF INTERESTS .......................................................   20
         4.1. TERMINATION OF STATUS OF MANAGING MEMBER ..........................................   20
         4.2. REMOVAL OF MANAGING MEMBER ........................................................   21
         4.3. TRANSFER OF INTEREST OF MANAGING MEMBER ...........................................   21
         4.4. TRANSFER OF INTERESTS OF MEMBERS ..................................................   21
         4.5. REPURCHASE OF INTERESTS ...........................................................   23

ARTICLE V CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS ..................................   27
         5.1. CONTRIBUTIONS TO CAPITAL ..........................................................   27
         5.2. RIGHTS OF MEMBERS TO CAPITAL ......................................................   28
         5.3. CAPITAL ACCOUNTS ..................................................................   28
         5.4. ALLOCATION OF NET CAPITAL APPRECIATION AND DEPRECIATION; MANAGEMENT FEE AND
                 MANAGER ADMINISTRATIVE SERVICES FEE ............................................   29

         5.5. ALLOCATION OF CERTAIN WITHHOLDING TAXES, OTHER EXPENDITURES, AND RESERVES .........   29
         5.6. INCENTIVE ALLOCATION ..............................................................   31
         5.7. TAX ALLOCATIONS AND OTHER TAX MATTERS .............................................   32
         5.8. DISTRIBUTIONS .....................................................................   34

ARTICLE VI DISSOLUTION AND LIQUIDATION ..........................................................   35
         6.1. DISSOLUTION .......................................................................   35
         6.2. LIQUIDATION OF ASSETS .............................................................   35

ARTICLE VII ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS ........................................   36
         7.1. ACCOUNTING AND REPORTS ............................................................   36
         7.2. DETERMINATIONS BY MANAGING MEMBER .................................................   37
         7.3. VALUATION OF ASSETS ...............................................................   37

ARTICLE VIII MISCELLANEOUS PROVISIONS ...........................................................   38
         8.1. AMENDMENT OF THIS AGREEMENT .......................................................   38
         8.2. SPECIAL POWER OF ATTORNEY .........................................................   40
         8.3. NOTICES ...........................................................................   41
         8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS .....................................   41
         8.5. CHOICE OF LAW; WAIVER OF JURY TRIAL ...............................................   41
         8.6. NO THIRD PARTY BENEFICIARIES ......................................................   42
         8.7. CONSENTS ..........................................................................   42
         8.8. MERGER AND CONSOLIDATION ..........................................................   42
         8.9. PRONOUNS ..........................................................................   42
         8.10. CONFIDENTIALITY ..................................................................   43
         8.11. SEVERABILITY .....................................................................   43
         8.12. ENTIRE AGREEMENT .................................................................   43
         8.13. DISCRETION .......................................................................   44
         8.14. COUNTERPARTS .....................................................................   44
         8.15. HEADINGS .........................................................................   44

EXHIBITS

EXHIBIT A - Directors Agreement

                     J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.
            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

         AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of J.P. MORGAN MULTI-STRATEGY FUND, L.L.C. dated as of May 26, 2004 by and among Joel Katzman, as Organizational Member, Ehrlich Associates, L.L.C., as Managing Member, CMRCC, Inc., as Special Member, and those Persons who are admitted to the Fund as Members in accordance with this Agreement.

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement:

"1933 Act" means the Securities Act of 1933 and the rules, regulations and orders under the 1933 Act, as amended from time to time, or any successor law.

"1940 Act" means the Investment Company Act of 1940 and the rules, regulations and orders under the 1940 Act, as amended from time to time, or any successor law.

"Action" has the meaning set out in Section 3.9(a) of this Agreement.

"Advisers Act" means the Investment Advisers Act of 1940 and the rules, regulations and orders under the Advisers Act, as amended from time to time, or any successor law.

"Affiliate" means "affiliated person" as that term is defined in Section 2(a)(3) of the 1940 Act.

"Agreement" means this Amended and Restated Limited Liability Company Agreement, as further amended and/or restated from time to time.

"Allocation Period" means a period beginning on the Initial Closing Date (or, in the case of each subsequent Allocation Period, a period beginning immediately after the close of the preceding Allocation Period) and closing on the first to occur of (1) the last day of each month, (2) the date immediately prior to the effective date of (a) the admission of a new Member or (b) an increase in a Member's Capital Contribution, (3) the effective date of any repurchase of Interests or (4) the date when the Fund dissolves.

"Associated Person" has the meaning set out in Section 3.8(a) of this Agreement.

"Board of Directors" means the Board of the Directors of the Fund who have been delegated the authority described in this Agreement.

"Business Day" means any day on which banks in New York City are open for business.

"Capital Account" means, with respect to each Member, the capital account established and maintained on behalf of the Member in accordance with Section
5.3 of this Agreement.

"Capital Contribution" means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member or former Member, as the case may be.

"Catch-Up" has the meaning set out in Section 5.6(a) of this Agreement.

"Certificate" means the Certificate of Formation of the Fund filed with the office of the Secretary of State of the State of Delaware on April 6, 2004, and any amendments to the Certificate and/or restatements of the Certificate as filed with the office of the Secretary of State of the State of Delaware from time to time.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"Commodity Exchange Act" means the Commodity Exchange Act of 1974 and the rules, regulations and orders under the Commodity Exchange Act, as amended from time to time, or any successor law.

"Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.C. Sections 18-801, et seq., as amended from time to time, or any successor law.

"Directors" means those natural persons designated as "Directors" in accordance with this Agreement (including Independent Directors) who are delegated the authority provided for in this Agreement and any other natural persons who, from time to time after the date of this Agreement, become Directors in accordance with the terms and conditions of this Agreement. Kenneth H. Beer, Joel Katzman, Gerald A. Okerman and S. Lawrence Prendergast are designated the initial Directors of the Fund.

"Disabling Conduct" has the meaning set out in Section 3.9(a) of this Agreement.

"Expense Limitation and Reimbursement Agreement" has the meaning set out in
Section 3.10(e) of this Agreement.

"Fiscal Year" means the period commencing on the Initial Closing Date and ending on March 31, 2005, and thereafter each period commencing on April 1 of each year and ending on March 31 of the following year (or on the date of a final distribution made in accordance with Section 6.2 of this Agreement), unless the Managing Member designates another Fiscal Year for the Fund.

"Form N-2" means the Fund's Registration Statement on Form N-2 filed with the SEC, as amended from time to time.

"Fund" means J.P. Morgan Multi-Strategy Fund, L.L.C., the limited liability company governed by this Agreement and formed under the laws of the State of Delaware, as the limited liability company may from time to time be constituted.

"Incentive Allocation" has the meaning set out in Section 5.6(a) of this Agreement.

"Indemnitee" has the meaning set out in Section 3.9(a) of this Agreement.

"Independent Directors" mean those Directors who are not "interested persons" of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act, or any other natural persons who, from time to time after the date of this Agreement, become Independent Directors in accordance with the terms and conditions of this Agreement. Kenneth H. Beer, Gerald A. Okerman and S. Lawrence Prendergast are designated the initial Independent Directors of the Fund.

"Initial Agreement" has the meaning set out in Section 2.1 of this Agreement.

"Initial Closing Date" means the initial closing date for subscriptions for Interests.

"Initial Payment" has the meaning set out in Section 4.5(d)(4) of this Agreement.

"Interest" means the interest in the Fund at any particular time of a Member or other Person to whom or which an Interest or portion of an Interest has been Transferred in accordance with Sections 4.3 or 4.4 of this Agreement, including the limited liability company interest and the rights and obligations of the Member or other Person under this Agreement and the Delaware Act. References in this Agreement to an "Interest" or the "Interests" (including references to the repurchase of an Interest or Interests) include all or any portion of a Member's Interest, as the context requires.

"Investment Fund" means an investment company, a general or limited partnership, a limited liability company or other pooled investment vehicle in which the Fund has invested and that is advised by a Portfolio Manager, whether or not, in each case, the entity is registered under the 1940 Act, and includes entities that may be formed by the Fund.

"Investment Management Agreement" has the meaning set out in Section 3.5(a) of this Agreement.

"Investment Manager" means J.P. Morgan Alternative Asset Management, Inc., a corporation formed under the laws of the State of Delaware, and any other Person or Persons subsequently engaged to provide investment management services to the Fund in a similar capacity.

"Investment Percentage" means a percentage, established for each Member as of the first day of each Allocation Period, that is determined by dividing the balance of the Member's Capital Account as of the commencement of the Allocation Period by the sum of the balances of all Capital Accounts of all Members as of the commencement of the Allocation Period. The sum of the Investment Percentages of all Members for each Allocation Period will equal 100%.

"JPMorgan Chase" means J.P. Morgan Chase & Co., a corporation formed under the laws of the State of New York.

"Loss" or "Losses" has the meaning set out in Section 3.9(a) of this Agreement.

"Loss Carryforward" has the meaning set out in Section 5.6(b) of this Agreement.

"Management Fee" has the meaning set out in Section 3.10(a) of this Agreement.

"Manager Administrative Services Fee" has the meaning set out in Section 3.10(a) of this Agreement.

"Managing Member" means the member of the Fund given the authority granted to the Managing Member under this Agreement, and initially is designated Ehrlich Associates, L.L.C., a limited liability company formed under the laws of the State of Delaware, and includes any substitute managing member of the Fund admitted in accordance with Section 2.6 of this Agreement.

"Members" means the Managing Member, the Special Member, and any other Person admitted to the Fund as a member of the Fund in accordance with this Agreement, in its capacity as a "member" (within the meaning of the Delaware Act) of the Fund, that has not ceased to be a member of the Fund for any reason.

"Member Signature Page" means with respect to every Member (1) the pages designated as Signature Pages in each Member's subscription agreement with respect to the Fund or (2) any other instrument executed by the Member evidencing the Member's agreement to be bound by the terms of this Agreement.

"Memorandum" means the Fund's private placement memorandum, as included in the Form N-2, as amended or supplemented from time to time.

"Negative Basis" has the meaning set out in Section 5.7(d) of this Agreement.

"Negative Basis Member" has the meaning set out in Section 5.7(d) of this Agreement.

"Net Assets" means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund.

"Net Capital Appreciation" means any increase in the value of the Fund's Net Assets, including unrealized gains, from the beginning of each Allocation Period to the end of such Allocation Period (before giving effect to repurchases of Interests, Management Fees and Manager Administrative Services Fees, but after giving effect to expenses other than Management Fees and Manager Administrative Services Fees), and with respect to any calendar year or other period used to determine the Incentive Allocation, refers to any aggregate Net Capital Appreciation for such period in excess of the aggregate Net Capital Depreciation for such period.

"Net Capital Depreciation" means any decrease in the value of the Fund's Net Assets, including unrealized losses, from the beginning of each Allocation Period to the end of such Allocation Period (before giving effect to repurchases of Interests, Management Fees and Manager Administrative Services Fees, but after giving effect to expenses other than Management Fees and Manager Administrative Services Fees), and with respect to any calendar year or other period used to determine the Incentive Allocation, refers to any aggregate Net Capital Depreciation for such period in excess of the aggregate Net Capital Appreciation for such period.

"Notice Due Date" has the meaning set out in Section 4.5(c) of this Agreement.

"Officers" means those natural persons designated as officers of the Fund in accordance with this Agreement.

"Organizational Member" means Joel Katzman in his capacity as the initial member of the Fund.

"Person" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization, unincorporated organization or other entity.

"Placement Agent" means any Person retained by the Fund or the Managing Member to assist in the placement of Interests.

"Portfolio Manager" means any Person that manages (1) a portion of the assets of the Fund through the investment by the Fund in an Investment Fund selected by the Investment Manager or (2) a Subadviser (as defined in this Article I). Other than when acting as a Subadviser, a Portfolio Manager will not be deemed to be a subadviser of the Fund with the meaning of the 1940 Act.

"Positive Basis" has the meaning set out in Section 5.7(d) of this Agreement.

"Positive Basis Member" has the meaning set out in Section 5.7(d) of this Agreement.

"Post-Audit Payment" has the meaning set out in Section 4.5(d)(5) of this Agreement.

"Preferred Return" has the meaning set out in Section 5.6(a) of this Agreement.

"Promissory Note" has the meaning set out in Section 4.5(d)(2) of this Agreement.

"Repurchase Fee" has the meaning set out in Section 4.5(k) of this Agreement.

"Repurchase Date" means (1) generally, any date determined by the Board of Directors and notified to Members as a date on which Interests are to be repurchased by the Fund in accordance with Section 4.5 of this Agreement, and
(2) specifically with respect to any Interest, the date on which the Interest is repurchased by the Fund in accordance with Section 4.5 of this Agreement.

"SEC" means the Securities and Exchange Commission.

"Securities" means securities (including, without limitation, equity securities, debt obligations, options, and other "securities" as that term is defined in
Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options on those contracts.

"Separately Managed Account" means (1) any managed account with a Portfolio Manager or (2) any Investment Fund of or in which the Fund and a Portfolio Manager are the only members, partners or other interest holders, that, in the case of both (1) and (2) above, is established specifically by the Fund or that Portfolio Manager to facilitate the separate management of a portion of the Fund's assets directly by that Portfolio Manager.

"Special Laws or Regulations" has the meaning set out in Section 4.5(g)(5) of this Agreement.

"Special Member" means CMRCC, Inc., a corporation formed under the laws of the State of Delaware, and any substitute or successor Special Member admitted to the Fund as such upon its execution of a counterpart of this Agreement or any other instrument evidencing its agreement to be bound by the terms of this Agreement, and such Person shall be listed on the books and records of the Fund as the Special Member. The Special Member is a Member that also has the right to receive the Incentive Allocation.

"Subadviser" means a Portfolio Manager responsible for managing a Separately Managed Account.

"Taxable Year" means the 12-month period ending December 31 of each year, unless the Managing Member designates another Taxable Year for the Fund, or any other taxable year as required by the Code.

"Transfer" means an assignment, transfer, sale or other disposition of an Interest, including any right to receive any allocations and distributions attributable to an Interest. Verbs, adverbs or adjectives such as "Transfer," "Transferred" and "Transferring" have correlative meanings.

                                   ARTICLE II

                  ORGANIZATION; ADMISSION OF MEMBERS; DIRECTORS

2.1. FORMATION AND CONTINUATION OF LIMITED LIABILITY COMPANY

         The Fund was formed as a limited liability company pursuant to the Certificate and the Limited Liability Company Agreement, dated as of April 6, 2004 (the "Initial Agreement"), executed by the Organizational Member. This Agreement amends and restates and replaces the Initial Agreement in its entirety. The Members agree to continue the Fund as a limited liability company pursuant to this Agreement and further agree that their rights, duties and liabilities will be as provided in the Delaware Act, except as otherwise provided in this Agreement. The Managing Member is designated an "authorized person" within the meaning of the Delaware Act and will cause to be executed and filed in accordance with the Delaware Act any amendment to the Certificate and will cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates that the Managing Member concludes may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Managing Member determines that the Fund should do business, or any political subdivision or agency of any such jurisdiction, or that the Managing Member determines is necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2. NAME

         The name of the Fund is "J.P. Morgan Multi-Strategy Fund, L.L.C." or any other name that the Managing Member may adopt after the date of this Agreement upon (a) causing an appropriate amendment to this Agreement to be executed in accordance with this Agreement, (b) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act, and (c) sending notice of the amendment to each Member. J.P. Morgan Alternative Asset Management, Inc. has granted to the Fund a non-exclusive license to use the words "J.P. Morgan" in its name for so long as J.P. Morgan Alternative Asset Management, Inc., or one of its Affiliates, remains the Investment Manager. The Members acknowledge that, except with respect to the foregoing limited license, the Fund has no legal right or title in or to the words "J.P. Morgan," and agree to change the Fund's name immediately to a name that does not contain "J.P. Morgan" or a derivative or abbreviation thereof if J.P. Morgan Alternative Asset Management, Inc., or one of its Affiliates, ceases to be the Investment Manager.

2.3. PRINCIPAL AND REGISTERED OFFICE

         The Fund will have its principal office at the principal office of the Investment Manager, or at any other place designated from time to time by the Managing Member. The Fund's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and The Corporation Trust Company is the Fund's registered agent for service of process at such address in the State of Delaware, unless a different registered office or agent is designated from time to time by the Managing Member in accordance with the Delaware Act.

2.4. DURATION

         The term of the Fund commenced on the filing of the Certificate and will continue until the Fund is dissolved and wound up in accordance with the Delaware Act and Article VI of this Agreement and the Certificate is canceled in accordance with the Delaware Act.

2.5. BUSINESS OF THE FUND

(a) The Fund was formed, and is hereby continued, for the object and purpose of (and the nature of the business to be conducted by the Fund is) purchasing, selling, investing and trading in Securities and engaging in any financial or derivative transactions relating to Securities, engaging in any lawful activity for which limited liability companies may be formed under the Delaware Act, and engaging in any and all activities necessary or incidental to the foregoing. Portions of the Fund's assets (which may constitute, in the aggregate, all of the Fund's assets) may be invested in Investment Funds (including any Investment Funds that are Separately Managed Accounts) that purchase, sell, invest, and trade in Securities. The Fund may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the Managing Member, the Directors or the Investment Manager may deem necessary or advisable to carry out its objective or business.

(b) The Fund will operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions described in the Form N-2.

(c) The Fund may designate from time to time Persons to act as signatories for the Fund, including, without limitation, Persons authorized to execute and deliver any filings with the SEC or applicable federal or state regulatory authorities or self-regulatory organizations.

(d) The Fund is hereby authorized to execute, deliver and perform, and the Managing Member on behalf of the fund is hereby authorized to execute and deliver, subject to the 1940 Act and any required approval of the Board of Directors, (1) a subscription agreement with each Person being admitted to the Fund as a Member, (2) a Custodian Services Agreement with PFPC Trust Company,
(3) an Administration Agreement with PFPC Inc., (4) an Escrow Agreement with PFPC Inc., (5) an Investment Management Agreement with J.P. Morgan Alternative Asset Management, Inc., (6) an Expense Limitation and Reimbursement Agreement with J.P. Morgan Alternative Asset Management, Inc., and (7) all documents, agreements, certificates or financing statements contemplated thereby or related thereto, in each case without further act, vote or approval of any Member or other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Fund or the Managing Member on behalf of the Fund to enter into other agreements.

2.6. MANAGING MEMBER

(a) Ehrlich Associates, L.L.C. was admitted to the Fund as the Managing Member upon its execution of this Agreement. The Managing Member may admit to the Fund as a substitute Managing Member any Person to which it has Transferred its Interest as a Managing Member in accordance with Section 4.3 of this Agreement. In the event the Managing Member ceases to be the managing member of the Fund (other than by Transfer of its Interest in accordance with Section 4.3 of this Agreement), the Board of Directors (including a majority of the Independent Directors, to the extent required by the 1940 Act) shall be authorized to appoint a substitute Managing Member of the Fund. The name and mailing address of the Managing Member and the Capital Contribution of the Managing Member will be reflected on the books and records of the Fund.

(b) The Managing Member will serve for the duration of the term of the Fund, unless the Managing Member ceases to be the Managing Member in accordance with Section 4.1 of this Agreement.

(c) Any substitute Managing Member will be admitted to the Fund as Managing Member upon its execution of a counterpart of this Agreement or other instrument evidencing the substitute Managing Member's agreement to be bound by the terms of this Agreement.

2.7. MEMBERS

(a) CMRCC, Inc. was admitted to the Fund as the Special Member upon its execution of this Agreement.

(b) The Managing Member may, at any time and without advance notice to or consent from any other Member, admit to the Fund as an additional Member any Person who agrees to be bound by all of the terms of this Agreement. The Managing Member may in its absolute discretion reject subscriptions for Interests and may suspend subscriptions for Interests at any time and from time to time. The admission of any Person as an additional Member will be effective upon the Managing Member's acceptance on behalf of the Fund of such Person's subscription for an Interest and the execution and delivery by, or on behalf of, such Person of a counterpart of this Agreement or an instrument evidencing such Person's agreement to be bound by the terms of this Agreement. The Managing Member will cause the books and records of the Fund to reflect the name and the initial contribution to the capital of the Fund of the additional Member.

(c) Subject to Sections 4.2(b) and 4.5(g) of this Agreement, the bankruptcy (as defined in the Delaware Act) of a Member (including the Managing Member and the Special Member) shall not cause such Member to cease to be a member of the Fund.

2.8. ORGANIZATIONAL MEMBER

(a) Joel Katzman was admitted to the Fund as the Organizational Member upon his execution of the Initial Agreement. Immediately following the admission of the Managing Member and the Special Member as members of the Fund, the Organizational Member shall withdraw from the Fund as the Organizational Member and, upon such withdrawal, the Organizational Member will cease to be a member of the Fund.

(b) The Organizational Member will not have any liability for the obligations or liabilities of the Fund except to the extent required by the Delaware Act.

2.9. LIMITED LIABILITY

         Except as otherwise expressly provided by the Delaware Act, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Fund, and no Member, Officer or Director shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a Member, Officer or Director of the Fund. No Member (or former Member) shall be obligated to make any additional contribution to the Fund, or, except as required by the Delaware Act or other applicable law, have any liability for the repayment of any amount paid to the Member by the Fund, except as required pursuant to
Section 5.5 of this Agreement and in no event in excess of the aggregate amount of returns of capital and other amounts actually received by it from the Fund.

2.10. DIRECTORS

(a)      The number of Directors at the date of this Agreement is fixed at four
(4). After the Initial Closing Date, the number of Directors may be fixed from time to time by the Directors then in office with the approval of the Managing Member, except that no reduction in the number of Directors will serve to effect the removal of any Director. Each Member approves the delegation by the Managing Member to the Board of Directors, in accordance with Section 3.1 of this Agreement, of certain of the Managing Member's rights and powers.

(b) Each Director will serve for the duration of the term of the Fund, unless his or her status as a Director is terminated sooner in accordance with
Section 2.10(d) of this Agreement. Except to the extent the 1940 Act requires election by Members, if any vacancy in the position of a Director occurs, including by reason of an increase in the number of Directors as contemplated by Section 2.10(a) of this Agreement, the remaining Directors may appoint an individual to serve in that capacity in accordance with the provisions of the 1940 Act. Independent Directors will at all times constitute at least a majority of the Directors then serving. An Independent Director will be replaced by another Independent Director selected and nominated by the remaining Independent Directors, or in a manner otherwise permissible under the 1940 Act.

(c) In the event no Director remains, or less than a majority of Directors then holding office have been elected by the Members, the Managing Member will promptly call a meeting of the Members, to be held within 60 days after such event, for the purpose of electing Directors to fill any existing vacancies in the Board of Directors as required by the 1940 Act.

(d) The status of a Director will terminate (1) if the Director dies; (2) if the Director resigns as a Director; or (3) if the Director is removed in accordance with Section 2.10(e) of this Agreement.

(e) Any Director may be removed with or without cause by a vote of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

(f) The Directors may establish and maintain committees of the Board of Directors, and the Directors may grant to such committees the authority to, among other things: monitor the valuation policies of the Fund; select and nominate to the Board of Directors the Independent Directors; recommend to the Board of Directors the compensation to be paid to the Independent Directors; oversee the Fund's accounting and financial reporting policies and practices, its internal controls and, as deemed necessary or appropriate, the internal controls of certain of the Fund's service providers; oversee the quality and objectivity of the Fund's financial statements and the independent audit of those statements; act as a liaison between the Fund's independent auditors and the Board of Directors; and review the contracts between the Fund and its independent auditors, and in this regard, to generally oversee the audit engagement and make any necessary auditor independence determinations.

(g) The Directors may establish or designate committees of the Board of Directors or the Fund, whose members may include the Directors and/or other Persons who are not Directors, to provide advice and other services to the Fund, which committees may include (but are not limited to) a committee that will monitor the valuation policies of the Fund.

(h) The Independent Directors will receive compensation for their services as Independent Directors, as determined by the Board of Directors.

(i) Each person elected as a Director shall accept his or her appointment by executing a counterpart of the Directors Agreement in the form attached to this Agreement as Exhibit A.

                                   ARTICLE III

                             MANAGEMENT OF THE FUND

3.1. MANAGEMENT AND CONTROL

(a) The Board of Directors has overall responsibility for monitoring and overseeing the Fund's investment program and its management and operation and has approved the Fund's investment program. The Managing Member, to the fullest extent permitted by applicable law, irrevocably delegates to the Board of Directors the Managing Member's rights and powers to monitor and oversee the business affairs of the Fund. Rights and powers delegated to the Directors include, without limitation, the authority as Directors to oversee and to establish policies regarding the management, conduct and operation of the Fund's business, and to do all things necessary and proper as Directors to carry out the objective and business of the Fund, including, without limitation, the power to engage the Investment Manager in accordance with Section 3.5 of this Agreement and to remove the Investment Manager, as well as to exercise any other rights and powers expressly given to the Directors under this Agreement. During any period in which the Fund has no Directors, the Managing Member will, subject to Section 2.10(c) of this Agreement, possess all of the rights, powers and authority delegated to the Board of Directors of the Fund under this Agreement. Each Director will be the agent of the Fund but will not, for any purpose, be deemed a Managing Member. Notwithstanding the delegation described in this
Section 3.1(a), the Managing Member will not cease to be the Managing Member and will retain the rights, powers and authority described in Section 3.2 and in no event will a Director be considered a Managing Member by agreement, estoppel or otherwise as a result of the performance of his or her duties under this Agreement or otherwise. Directors will not make Capital Contributions to the Fund in their capacity as Directors, but may subscribe for Interests as Members, in accordance with Section 2.7 of this Agreement.

(b) No Member, other than the Managing Member, will have any right to participate in or take any part in the management or control of the Fund's business in his, her or its capacity as a Member, and no Member, other than the Managing Member, will have any right, power or authority to act for or bind the Fund in his, her or its capacity as a Member. Members will have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act and will have no right with respect to the Fund to exercise any other vote capable of being granted to members under the Delaware Act, any such voting rights being vested in the Managing Member and may be exercised without requiring the approval of any other Member.

3.2. POWERS RESERVED BY THE MANAGING MEMBER

         Notwithstanding anything in this Agreement to the contrary, the Managing Member retains all rights, duties and powers to manage the affairs of the Fund that are not otherwise delegated by the Managing Member to the Board of Directors or assumed by the Investment Manager or any other Person under the terms of any agreement between the Fund and the Investment Manager or any other Person. Specifically, and without limitation, the Managing Member will retain full power and authority on behalf of and in the name of the Fund to:

         (1) approve the acceptance of initial and additional subscriptions from investors on behalf of the Fund and making determinations as to the dates on which the Fund will accept such subscriptions;

         (2) make determinations as to the suspension of subscriptions;

         (3) make determinations regarding the Transfer of Interests;

         (4) determine appropriate reserves to be created for the contingent, conditional or unmatured liabilities of the Fund;

         (5) act as tax matters partner; and

         (6) manage or oversee the general administrative and operational aspects of the Fund.

3.3. ACTIONS BY DIRECTORS

(a) Unless provided otherwise in this Agreement, the Directors will act only: (1) by the affirmative vote of a majority of the Directors (which majority will include, if applicable, any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors is present either in person or, to the extent consistent with the provisions of the 1940 Act, by conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other; or (2) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Directors may designate from time to time a Director or an Officer of the Fund or a representative of the Managing Member who will preside at all meetings. Subject to the 1940 Act, a representative of the Managing Member may attend any meeting of the Board of Directors as a non-voting observer. Meetings of the Directors may be called by the Managing Member, the Chairman of the Board of Directors or any two Directors, and may be held on any date and at any time and place determined by the Directors. Each Director will be entitled to receive written notice of the date, time and place of a meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. A majority of the Directors then in office will constitute a quorum at any meeting of Directors.

(c) The Directors may appoint from time to time Officers and agents of the Fund who will have the same powers and duties on behalf of the Fund as are customarily vested in officers of a corporation incorporated under Delaware law, or such other powers and duties as may be designated by the Directors, in their sole discretion, and designate them as Officers or agents of the Fund by resolution of the Directors specifying their titles or functions.

3.4. MEETINGS OF MEMBERS

(a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present or by means of a written consent. Meetings of the Members may be called by the Board of Directors, the Managing Member, or by Members holding at least two-thirds of the total number of votes eligible to be cast by all Members. Meetings may be held at any time, date and place determined by the Managing Member, in the case of meetings called by the Managing Member or the Members, and at any time, date and place determined by the Directors, in the case of meetings called by the Directors. In each case, the Managing Member will provide notice of the meeting, stating the date, time and place of the meeting and the record date for the meeting, to each Member entitled to vote at the meeting within a reasonable time prior to the meeting. Failure to receive notice of a meeting on the part of any Member will not affect the validity of any act or proceeding of the meeting, so long as a quorum is present at the meeting. Except as otherwise required by applicable law, only matters set out in the notice of a meeting may be voted on by the Members at the meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date will constitute a quorum at any meeting of Members. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the Managing Member and communicated to the Directors in the manner described above in this Section 3.4(a). Except as otherwise required by any provision of this Agreement or of the 1940 Act, (1) those candidates receiving a plurality of the votes cast at any meeting of Members called in accordance with this Section 3.4(a) or elected in accordance with the requirements of Section 2.10(b) of this Agreement will be elected as Directors and (2) all other actions of the Members taken at a meeting will require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at the meeting.

(b) Each Member will be entitled to cast at any meeting of Members or pursuant to written consent a number of votes equivalent to the Member's Investment Percentage as of the record date for the meeting or the written consent. The Managing Member will establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members or mailing (including by electronic transmission) to the Members of any written consent, to determine eligibility to vote at the meeting and the number of votes that each Member will be entitled to cast at the meeting, and will maintain for each record date a list setting out the name and Investment Percentage of each Member.

(c) A Member may vote at any meeting of Members by a properly executed proxy transmitted to the Fund at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to corporations incorporated under the laws of Delaware now or in the future in effect. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy is present at the meeting and votes in person. Subject to the 1940 Act, any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting out the action to be taken, are signed by Members holding a majority of the total number of votes eligible to be cast or any greater percentage as may be required under this Agreement to approve the action.

3.5. APPOINTMENT OF INVESTMENT MANAGER

(a) The Board of Directors will, among its powers, have the authority to cause the Fund to engage the Investment Manager to provide investment advice, management and other services to the Fund under the direction of the Board of Directors, subject to any approval of such engagement by the Members that may be required under the 1940 Act. As directed by the Board of Directors, the Fund and the Managing Member, on behalf of the Fund, will have the authority to execute, deliver and monitor the performance of any contract or agreement to provide investment advice and management to the Fund (each, an "Investment Management Agreement"). Any such Investment Management Agreement will require that the Investment Manager acknowledge its obligations under this Agreement.

(b) So long as the Investment Manager has been and continues to be authorized to provide services under an Investment Management Agreement, it will have, subject to any policies and restrictions described in the Memorandum or adopted from time to time by the Directors and communicated in writing to the Investment Manager (in each case, as more fully described in such Investment Management Agreement), full discretion and authority on behalf of and in the name of the Fund (1) to manage the assets and liabilities of the Fund, (2) to identify and evaluate Portfolio Managers and Investment Funds and to determine the assets of the Fund to be committed to each Portfolio Manager and Investment Fund from time to time, in each case subject to the terms and conditions of the governing documents of each Portfolio Manager and Investment Fund, and (3) to invest directly the assets of the Fund in investments pending allocation or reallocation of the assets in Investment Funds or to ensure the availability of cash as required by the Fund in the ordinary course of its business.

(c) The Investment Manager, to the extent of its powers set out in this Agreement or otherwise vested in it under any Investment Management Agreement, is an agent of the Fund, and the actions of the Investment Manager taken or refrained from being taken in accordance with such powers will bind the Fund.

3.6. CUSTODY OF ASSETS OF THE FUND

         Notwithstanding anything to the contrary in this Agreement, the Managing Member will not have any authority to hold or have possession or custody of any funds, Securities or other property of the Fund. The physical possession of all funds, Securities or other property of the Fund will at all times be held, controlled and administered by one or more custodians retained by the Fund. The Managing Member will have no responsibility, other than that associated with the oversight and supervision of custodians retained by the Fund, with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other assets of the Fund, all duties of collection, physical acquisition or safekeeping being the sole obligation of such custodians.

3.7. OTHER ACTIVITIES

(a) Notwithstanding any duty otherwise existing at law or in equity, none of the Managing Member, the Investment Manager and their principals, partners, directors, officers, members, employees and beneficial owners nor the Directors or Officers will be required to devote their full time to the affairs of the Fund, but each will devote such time as each may reasonably be required to perform its obligations under this Agreement and under the 1940 Act.

(b) Notwithstanding any duty otherwise existing at law or in equity, (i) the Investment Manager, the Directors, the Officers, any Member, and any Affiliate of any Member may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements, and (ii) no Member will have any rights in or to such activities of any other Member, the Investment Manager, the Directors, the Officers or any Affiliate of any Member or any profits derived from these activities.

(c) Notwithstanding any duty otherwise existing at law or in equity, the Managing Member, the Investment Manager and their principals, partners, directors, officers, members, employees and beneficial owners and the Directors and Officers, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction for any account over which they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which they have a beneficial interest or the accounts of others for whom or which they may provide investment advisory or other services.

(d) The Members acknowledge and agree that, notwithstanding any duty otherwise existing at law or in equity, the Managing Member, the Investment Manager and their Affiliates may engage in activities (including, without limitation, those activities described in the Memorandum) in which their respective interests or the interests of their clients may conflict with the interests of the Fund or the Members, and that the resolution of such conflicts may not always be resolved by the Managing Member, the Investment Manager or their Affiliates in favor of the Fund or the Members.

(e) To the extent that at law or in equity the Directors, the Officers, the Investment Manager or the Managing Member has duties (including fiduciary duties) and liabilities relating to those duties to the Fund or to any other Member or other Person bound by this Agreement, any such Person acting under this Agreement will not be liable to the Fund or to any other Member or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing Member, the Investment Manager or the Directors otherwise existing at law or in equity, are agreed by the Members to replace the other duties and liabilities of the Managing Member, the Investment Manager or the Directors.

3.8. EXCULPATION

(a) The Investment Manager and the Managing Member (including each officer, director, member, partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a Managing Member or Investment Manager or member or partner of a Managing Member or Investment Manager, and their executors, heirs, assigns, successors or other legal representatives (each, an "Associated Person")) and each Director and Officer (and his or her executors, heirs, assigns, successors or other legal representatives) will not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of the Person's services under this Agreement, in the absence of a final judicial decision on the merits from which no further right to appeal may be taken that the loss is due to an act or omission of the Person constituting willful misfeasance, bad faith, gross negligence (or, in the case of any Investment Manager and its Associated Persons, in their capacity as such, negligence) or reckless disregard of the Person's duties under this Agreement.

(b) Members not in breach of any obligation under this Agreement or under any agreement under which the Member subscribed for Interests will be liable to the Fund, any Member or third parties only as required by this Agreement or applicable law.

3.9. INDEMNIFICATION

(a)      To the fullest extent permitted by law, the Fund will, subject to
Section 3.9(c) of this Agreement, indemnify each Managing Member and Investment Manager (and their Associated Persons) and each Director and Officer (and his or her executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an "Indemnitee") against all losses, claims, damages, liabilities, costs and expenses ("Losses," and, individually, a "Loss") arising by reason of being or having been a Managing Member, Investment Manager, Director or Officer of the Fund, or the past or present performance of services to the Fund by the Indemnitee, except to the extent that the Loss has been determined in a final judicial decision on the merits from which no further right of appeal may be taken in any action, suit, investigation or other proceeding, whether civil or criminal ("Action"), to have been incurred or suffered by the Indemnitee by reason of willful misfeasance, bad faith, gross negligence (or, in the case of any Investment Manager and its Associated Persons, in their capacity as such, negligence) or reckless disregard of the duties involved in the conduct of the Indemnitee's office ("Disabling Conduct"). Losses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any Action before any judicial, arbitral, administrative or legislative body, in which the Indemnitee may be or may have been involved as a party or otherwise, or with which the Indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.9 are not to be construed so as to provide for indemnification of an Indemnitee for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.9.

(b) Expenses, including counsel fees and expenses, incurred by any Indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Fund in advance of the final disposition of any Action upon receipt of an undertaking by or on behalf of the Indemnitee to repay to the Fund amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.9(a) of this Agreement, so long as (1) the Indemnitee provides security for the undertaking, (2) the Fund is insured by or on behalf of the Indemnitee against Losses arising by reason of the Indemnitee's failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other Action involving claims similar to those involved in the Action giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the Indemnitee ultimately will be entitled to indemnification.

(c) With respect to the disposition of any Action (whether by a compromise payment, pursuant to a consent decree or otherwise) without a final decision on the merits by a court, or by any other body before which the Action has been brought, that an Indemnitee was liable to the Fund or its Members by reason of Disabling Conduct, indemnification will be provided in accordance with Section 3.9(a) of this Agreement if (1) the indemnification is approved as in the best interests of the Fund by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other Action involving claims similar to those involved in the Action giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the Indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Fund and that the Indemnitee is not liable to the Fund or its Members by reason of Disabling Conduct, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the Indemnitee against any liability to the Fund or its Members to which the Indemnitee would otherwise be subject by reason of Disabling Conduct.

(d) Any indemnification or advancement of expenses made in accordance with this Section 3.9 will not prevent the recovery from any Indemnitee of any amount if the Indemnitee subsequently is determined in a final judicial decision on the merits in any Action involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Fund or its Members by reason of Disabling Conduct. In any suit brought by an Indemnitee to enforce a right to indemnification under this Section 3.9, it will be a defense that the Indemnitee has not met the applicable standard of conduct described in this Section 3.9. In any suit in the name of the Fund to recover any indemnification or advancement of expenses made in accordance with this Section 3.9, the Fund will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.9, the burden of proving that the Indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.9 will be on the Fund (or on any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e) An Indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.9 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 3.9 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.9 will affect the power of the Fund to purchase and maintain liability insurance on behalf of any Managing Member, any Director, any Officer, the Investment Manager or other Person.

(g) The Managing Member may enter into agreements indemnifying Persons providing services to the Fund to the same, lesser or greater extent as set out in this Section 3.9.

3.10. FEES, EXPENSES AND REIMBURSEMENT

(a) As consideration for providing services under an Investment Management Agreement, and for so long as the Investment Manager provides such services to the Fund under an Investment Management Agreement, the Fund will pay the Investment Manager a monthly management fee of 0.125% per month (the "Management Fee") plus an additional administrative services fee of 0.0125% per month (the "Manager Administrative Services Fee") of the month-end Capital Account balance of each Member. The Management Fee and the Manager Administrative Services Fee will be computed based on the Capital Account of each Member as of the end of business on the last day of each month, before giving effect to repurchases, Repurchase Fees or the Incentive Allocation, and after giving effect to other expenses. The Management Fee and the Manager Administrative Services Fee will be an expense paid out of the Fund's assets, and will be allocated to and debited against each Member's Capital Account (including the Capital Accounts of the Investment Manager, the Managing Member, the Special Member and any of their respective Affiliates to the extent any of them holds an Interest). The Management Fee and the Manager Administrative Services Fee will be paid monthly in arrears within 20 days after the end of each month. Subject to the 1940 Act, the Investment Manager, in its discretion, may remit to any Member all or a portion of its past profits earned with respect to the Capital Account of that Member.

(b) The Fund will compensate each Independent Director for his or her services rendered in connection with the Fund as may be agreed to by the Directors and the Managing Member, and as described in the Memorandum. The Fund will reimburse all Directors for reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and committees of the Board of Directors. In addition, if a representative of the Managing Member elects to attend a meeting of the Board of Directors pursuant Section 3.3(b) of this Agreement, the Fund will reimburse such representative of the Managing Member for reasonable out-of-pocket expenses incurred in attending the meeting of the Board of Directors.

(c) Placement Agents, which may include the Investment Manager and its Affiliates, may be retained by the Fund or the Managing Member to assist in the placement of Interests. Any placement fee will be payable by a prospective investor in addition to the investor's subscription amount and will not constitute a capital contribution made by the investor to the Fund nor part of the assets of the Fund.

(d) The Fund will pay or assume all operating expenses of the Fund, other than the expenses assumed by the Investment Manager under the terms of the applicable Investment Management Agreement. Expenses to be borne by the Fund include, without limitation:

         (1) all expenses related to its investment program, including, but not limited to, fees paid and expenses reimbursed directly or indirectly to Investment Funds or Portfolio

         Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund's account such as direct and indirect expenses associated with the Fund's investments, including its investments in Investment Funds or Separately Managed Accounts (whether or not consummated), and enforcing the Fund's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, third-party research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys (including JPMorgan Chase internal legal counsel) and experts for advice relating to the Fund) and, if applicable in the event the Fund invests through a Separately Managed Account (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

         (2) all costs and expenses associated with the establishment of Separately Managed Accounts (whether or not consummated);

         (3) any non-investment related interest expense;

         (4) attorneys' fees and disbursements associated with preparing and updating the Form N-2, including the Memorandum, agreements between the Fund and its service providers, subscription documents and other Fund-related documents, and with qualifying prospective investors;

         (5) expenses, including attorneys' fees and disbursements, relating to litigation or proceedings or examinations brought in state or federal courts, including, but not limited to, those by the Internal Revenue Service or other governmental bodies or self-regulatory organizations;

         (6) fees and disbursements of any accountants engaged by the Fund, and expenses related to the annual audit of the Fund;

         (7) fees paid and out-of-pocket expenses reimbursed to the Fund's administrator;

         (8) fees paid and out-of-pocket expenses reimbursed to the Fund's custodian;

         (9) escrow and other recordkeeping fees and expenses;

         (10) the costs of directors' and officers' errors and omissions insurance and a fidelity bond;

         (11) the fees of the Independent Directors and out-of-pocket expenses of all Directors in attending meetings of the Board of Directors and committees of the Board of Directors;

         (12) the out-of-pocket expenses of any representative of the Managing Member in attending meetings of the Board of Directors;

         (13) the Management Fee;

         (14) the Manager Administrative Services Fee;

         (15) the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members;

         (16) all expenses relating to meetings of the Members, including travel and other out-of-pocket expenses of all Directors and any representative of the Managing Member in attending such meetings;

         (17) all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Investment Manager and any custodian or other agent engaged by the Fund; and

         (18) any extraordinary expenses, including indemnification expenses as provided for in Section 3.9 of this Agreement.

(e) The Fund may enter into an Expense Limitation and Reimbursement Agreement with the Investment Manager (the "Expense Limitation and Reimbursement Agreement") under which the Investment Manager will waive its fees and, if necessary, reimburse expenses in respect of the Fund for each fiscal year that the Expense Limitation and Reimbursement Agreement is in place.

(f) Subject to any Expense Limitation and Reimbursement Agreement, the Investment Manager and the Managing Member will be repaid by the Fund for any of the expenses set out in Section 3.9(d) of this Agreement that they pay on behalf of the Fund, except as otherwise set out in this Agreement. Each of the Investment Manager and the Managing Member may in its discretion from time to time elect to bear certain expenses usually borne by the Fund.

(g) The Fund's organizational expenses will be borne and recognized as expenses by the Fund on the Initial Closing Date, subject to any obligation of the Investment Manager to reimburse those expenses under any Expense Limitation and Reimbursement Agreement. Costs incurred and to be incurred in connection with the initial offering of Interests under the Form N-2 will be deferred and amortized by the Fund over the period of benefit not to exceed 12 months from the Initial Closing Date.

                                   ARTICLE IV

          TERMINATION OF STATUS OF MANAGING MEMBER; REMOVAL OF MANAGING
                 MEMBER; TRANSFERS AND REPURCHASES OF INTERESTS

4.1. TERMINATION OF STATUS OF MANAGING MEMBER

         The Managing Member will cease to be the managing member of the Fund if the Managing Member (a) is dissolved or otherwise terminates its existence; (b) is removed in accordance with Section 4.2 of this Agreement; (c) Transfers its entire Interest as Managing Member as permitted under Section 4.3 of this Agreement and the Person to which the Interest is

Transferred is admitted as a substitute Managing Member under Section 2.6(a) of this Agreement; or (d) otherwise ceases to be a member of the Fund under the Delaware Act. In addition, Ehrlich Associates, L.L.C. shall cease to be the managing member of the Fund upon the death, disability or incapacity of Dr. Harold B. Ehrlich.

4.2. REMOVAL OF MANAGING MEMBER

(a) The Managing Member may be removed from its position as managing member of the Fund by the vote or written consent of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

(b) The Managing Member may be removed from its position as managing member of the Fund by the Board of Directors upon the bankruptcy (as defined in the Delaware Act) of the Managing Member.

4.3. TRANSFER OF INTEREST OF MANAGING MEMBER

         A Managing Member may not Transfer its Interest as the Managing Member except with the consent of the Board of Directors and only to a Person who has agreed to be bound as a Managing Member of the Fund by all of the terms of this Agreement and applicable law. If a Managing Member Transfers its entire Interest as Managing Member, it will not cease to be a Managing Member unless and until the transferee is admitted to the Fund as a substitute Managing Member in accordance with Section 2.6 of this Agreement. In executing this Agreement, each Member is deemed to have consented to any Transfer contemplated by this Section 4.3.

4.4. TRANSFER OF INTERESTS OF MEMBERS

(a) An Interest or portion of an Interest held by a Member may be Transferred only (1) by operation of law as a result of (i) the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member or
(ii) the enforcement of any pledge or other security interest with respect to the Interest; or (2) with the written consent of the Managing Member, which may be withheld in its sole discretion and is expected to be granted, if at all, only under limited circumstances. No Member may grant a pledge or other security interest on an Interest or portion of an Interest without the written consent of the Managing Member, which consent may be withheld in the Managing Member's sole discretion. Any Transfer or pledge or other grant of any security interest not made in accordance with this Section 4.4(a) shall be void.

(b) Unless the Fund consults with legal counsel to the Fund and counsel confirms that the Transfer will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation, the Managing Member generally will not consent to a Transfer unless the following conditions are met: (i) the Transferring Member has been a Member for at least six months; (ii) the proposed Transfer is to be made effective as of a Repurchase Date; and (iii) the Transfer is (A) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Member (for example, certain Transfers to Affiliates, gifts and contributions to family entities), (B) to members of the Transferring Member's immediate family (siblings, spouse, parents and children) or (C) a distribution from a qualified retirement plan or an individual retirement account.

(c) The Managing Member may not consent to a Transfer unless the Person to whom or which an Interest or portion of an Interest is Transferred (or each of the Person's equity owners if the Person is a "private investment company" as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a Person whom or that the Managing Member believes is an "accredited investor" as defined in Regulation D under the 1933 Act, and meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor provision of any of those rules, or is otherwise exempt from the requirements of those rules. In the event that other investor eligibility requirements are established by the Fund, the Person to whom or which an Interest or portion of an Interest is Transferred must satisfy these other requirements.

(d) Notice to the Fund of any proposed Transfer of an Interest or portion of an Interest must include evidence satisfactory to the Managing Member that the proposed Transfer is exempt from registration under the 1933 Act and that the proposed transferee meets any requirements imposed by the Fund or applicable law with respect to investor eligibility and suitability, including the requirements set out in Section 4.4(c) of this Agreement. Notice of a proposed Transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Managing Member generally will not consent to a Transfer of a portion of an Interest by a Member unless the Transfer is to a single transferee and, after the Transfer of such portion of the Member's Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $50,000. A Member Transferring an Interest or portion of an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the Transfer. In connection with any request to Transfer an Interest or portion of an Interest, the Managing Member may require the Member requesting the Transfer to obtain, at the Member's expense, an opinion of counsel selected by the Managing Member as to such matters as the Managing Member may reasonably request.

(e) Any transferee acquiring an Interest or portion of an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member, the enforcement of any pledge or other security interest with respect to the Interest, or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired, to Transfer the Interest or portion of the Interest in accordance with the terms of this Agreement and to tender the Interest or portion of the Interest for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in this Agreement. No Person may become a substituted Member without the written consent of the Managing Member, which consent may be withheld for any reason in its sole discretion.

(f) If a Member Transfers an Interest or portion of an Interest with the approval of the Managing Member, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Interest or portion of the Interest is transferred is admitted to the Fund as a Member. The admission of any transferee as a substituted Member will be effective upon the execution and delivery by, or on behalf of, the transferee of a counterpart of this Agreement or any other instrument evidencing the transferee's agreement to be bound by the terms of this Agreement. If a Member Transfers its entire Interest as a Member, it will not cease to be a Member unless and until the transferee is admitted to the Fund as a substituted Member in accordance with this Section 4.4(f).

(g) In subscribing for an Interest or becoming a substituted Member, a Member agrees to indemnify and hold harmless the Managing Member and the Investment Manager and any of their respective employees and Affiliates, the Fund, the Board of Directors, the Special Member and each other Member against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those Persons may become subject by reason of or arising from any Transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such Transfer.

(h) The Fund shall maintain books for the purpose of registering Transfers of Interests. The Fund shall not register a Transfer of an Interest or portion of an Interest unless the transferee has executed a counterpart of this Agreement or another instrument evidencing the transferee's agreement to be bound by the terms of this Agreement.

4.5. REPURCHASE OF INTERESTS

(a) No Member or other Person holding an Interest acquired from a Member will have the right to require the Fund to redeem or otherwise repurchase the Interest.

(b) The Fund may from time to time repurchase Interests from Members in accordance with written tenders by Members at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion. The Fund will not offer to repurchase Interests on more than four occasions during any one Fiscal Year, unless the Fund has been advised by legal counsel to the Fund to the effect that more frequent offers would not cause any adverse tax consequences to the Fund or the Members. The Investment Manager and the Managing Member expect that they will recommend to the Board of Directors that the Fund offer to repurchase Interests from Members approximately six months after the Initial Closing Date (or, if such date is not the last day of a calendar quarter, the last day of that calendar quarter), and, after that date, quarterly, effective as of the last day of March, June, September and December. In determining whether to accept such a recommendation, the Board of Directors will consider the following factors, among others:

         (1) whether any Members have requested to tender Interests to the Fund;

         (2) the liquidity of the Fund's assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Subadvisers);

         (3) the investment plans and working capital and reserve requirements of the Fund;

         (4) the relative economies of scale of the tenders with respect to the size of the Fund;

         (5) the history of the Fund in repurchasing Interests;

         (6) the availability of information as to the value of the Fund's interests in Investment Funds;

         (7) the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

         (8) any anticipated tax consequences to the Fund of any proposed repurchases of Interests; and

         (9) the recommendations of the Managing Member and/or the Investment Manager.

(c) The Fund will repurchase Interests from Members at net asset value in accordance with written tenders on terms and conditions that the Board of Directors determines to be fair to the Fund and to all Members or Persons holding Interests acquired from Members. The net asset value of a Member's Interest will be calculated in accordance with the Fund's procedures as of the relevant Repurchase Date, after giving effect to all allocations that are made as of that date (including any Incentive Allocation to the Special Member in respect of the Interest (or portion of the Interest) being repurchased). When the Board of Directors determines that the Fund will repurchase Interests, notice will be provided to Members, specifying the date on which repurchase requests must be received by the Fund (the "Notice Due Date"), describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The Notice Due Date will be a date set by the Board of Directors occurring no sooner than 20 Business Days after the commencement of the repurchase offer and such date may be extended by the Board of Directors in its absolute discretion. Members deciding whether to tender their Interests during the period that a repurchase offer is open may obtain the most recently calculated net asset value of their Interests by contacting the Investment Manager during the period.

(d) The Fund expects to employ the following repurchase procedures, which procedures may be deviated from, varied or amended by the Board of Directors in their sole discretion upon notice to the Members:

         (1) A Member choosing to tender an Interest for repurchase must do so by the Notice Due Date, which generally will be the 25th calendar day of the second month prior to the month in which the Repurchase Date falls (or, if such date is not a Business Day, the preceding Business
         Day).

         (2) Promptly after the Notice Due Date, the Fund will give to each Member whose Interest has been accepted for repurchase a promissory note (the "Promissory Note") entitling the Member to be paid an amount equal to the net asset value, as of the Repurchase Date, of the repurchased Interest. The determination of the value of Interests as of the Repurchase Date is subject to adjustment based upon the results of the next annual audit of the Fund's financial statements.

         (3) The Promissory Note, which will be non-interest-bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

         (4) The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to at least 95% of the net asset value of the repurchased Interest as of the Repurchase Date less any Repurchase Fee due to the Fund in connection with the repurchase. The Initial Payment will be made on or before the later of (i) 30 days after the Repurchase Date, or (ii) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten Business Days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from the Investment Funds.

         (5) The second and final payment in respect of the Promissory Note (the "Post-Audit Payment") is expected to be in an amount equal to the excess, if any, of (i) the net asset value of the repurchased Interest as of the Repurchase Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Repurchase Date occurs, less any Repurchase Fee due to the Fund in connection with the repurchase, over (ii) the Initial Payment. The Managing Member anticipates that the annual audit of the Fund's financial statements will be completed within 60 days after the end of each Fiscal Year of the Fund and that the Post-Audit Payment will be made promptly after the completion of the audit.

(e) In the event that the Managing Member, the Special Member, the Investment Manager or any of their respective Affiliates holds an Interest in his, her or its capacity as a Member, the Interest may be tendered for repurchase in connection with any repurchase offer made by the Fund.

(f)      If the Managing Member ceases to serve in that capacity under Section
4.1 of this Agreement (other than under Section 4.1(c) of this Agreement), the Board of Directors may, by written notice to the former Managing Member (or its trustee or other legal representative) within 60 days of the former Managing Member ceasing to serve as managing member of the Fund, require the former Managing Member to tender to the Fund its entire Interest on a date set out in the notice. On such date, the Board of Directors will cause the Interest to be repurchased by the Fund for cash at a valuation determined by the Board of Directors in accordance with Section 4.5(c) of this Agreement, and the former Managing Member will thereupon cease to be a Member.

(g) The Fund may repurchase an Interest of a Member or any Person acquiring an Interest from or through a Member without consent or other action by the Member or other Person if the Managing Member in its sole discretion determines that:

         (1) the Interest has been Transferred or has vested in any Person other than with the consent of the Managing Member or by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

         (2) ownership of the Interest by a Member or other Person is likely to cause the Fund to be in violation of, or require registration of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

         (3) continued ownership of the Interest may be harmful or injurious to the business or reputation of the Fund, the Board of Directors, the Managing Member, the Special Member, the Investment Manager or any of their Affiliates, or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal or regulatory consequences;

         (4) any of the representations and warranties made by a Member or other Person in connection with the acquisition of the Interest was not true when made or has ceased to be true;

         (5) with respect to a Member subject to special regulatory or compliance requirements, such as those imposed by Employee Retirement Income Security Act of 1974, the Bank Holding Company Act of 1956 or certain Federal Communication Commission regulations (collectively, "Special Laws or Regulations"), such Member will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest; or

         (6) it would be in the best interests of the Fund for the Fund to repurchase the Interest.

(h) A Member (other than the Managing Member or the Special Member) tendering for repurchase only a portion of the Member's Interest will be required to maintain a Capital Account balance of at least $50,000 after giving effect to the repurchase. If a Member (other than the Managing Member or the Special Member) tenders an amount that would cause the Member's Capital Account balance to fall below the required minimum, the Managing Member shall have the right to either (1) reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or (2) repurchase the remainder of the Member's Interest in the Fund. The Managing Member may, in its sole discretion, cause the Fund to repurchase the entire Interest held by a Member (other than the Managing Member or Special Member) if the Member's Capital Account balance in the Fund, as a result of repurchase or Transfer by the Member, is less than $50,000. If the entire Interest of a Member (other than the Managing Member or Special Member) is repurchased, that Member will cease to be a Member.

(i) Repurchases of Interests from Members by the Fund may be paid, in the discretion of the Managing Member, in cash, or by the distribution of Securities in-kind or partly in cash and partly in-kind. The Fund, however, expects not to distribute Securities in-kind, except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Interests for repurchase. Any Securities distributed will be valued in accordance with this Agreement and will be distributed to all tendering Members on a proportional basis.

(j) The Fund may suspend or postpone a repurchase offer in certain limited circumstances, and only by a vote of a majority of the Board of Directors, including a majority of the Independent Directors. These circumstances include the following:

         (1) for any period during which circumstances exist as a result of which it is not reasonably practicable for the Fund to dispose of Securities it owns or to determine the value of the Fund's net assets;

         (2) for any other periods that the SEC permits by order for the protection of Members; or

         (3) other unusual circumstances as the Board of Directors in its discretion deems advisable to the Fund and its Members.

(k) A fee (a "Repurchase Fee") will be charged by the Fund on any repurchase of an Interest from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member's purchase of the Interest. Partial Interests will be repurchased on a "first in - first out" basis (in other words, the portion of the Interest repurchased will be deemed to have been taken from the earliest Capital Contribution made by such Member (adjusted for subsequent appreciation and depreciation) until that Capital Contribution is decreased to zero, and then from each subsequent Capital Contribution made by such Member (as adjusted) until such Capital Contribution is decreased to zero). Other than any Repurchase Fee, the Fund will not impose any charges in connection with repurchases of Interests. At the Managing Member's discretion, no Repurchase Fee will be charged by the Fund in connection with any repurchase of a Member's Interest under Section 4.5(g).

(l) A repurchase of a Member's Interest under Sections 4.5(g) or (h) shall be on terms and conditions as the Managing Member may determine in its sole discretion, provided that (1) valuation of the Interest shall be determined in accordance with Section 4.5(c), and (2) payment for the Interest shall be made no later than as provided under the Fund's then-current tender offer procedures.

(m) Notwithstanding any provision to the contrary contained in this Agreement, the Fund and the Managing Member on behalf of the Fund will not repurchase any Interest or make a distribution to any Member on account of the Member's Interest, if such repurchase or distribution would violate the Delaware Act or other applicable law.

                                    ARTICLE V

              CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS

5.1. CONTRIBUTIONS TO CAPITAL

(a) The minimum initial Capital Contribution of each Member (other than the Managing Member and the Special Member) will be $50,000 or such other amount as the Managing Member determines from time to time. The amount of the initial Capital Contribution of each Member will be recorded by the Fund upon acceptance as a contribution to the capital of the Fund. Any amounts received in advance of a closing with respect to the Fund will be placed in an interest-bearing escrow account with the Fund's escrow agent prior to their investment in the Fund. Each Member's entire initial Capital Contribution will be paid to the Fund immediately prior to the Fund's acceptance of the Member's subscription for Interests, unless otherwise agreed by the Fund and such Member. Cleared funds received prior to the due date set out in the subscription agreement will earn interest until such due date, and any such interest will be added to the amount of the Member's subscription and invested in the Fund.

(b) A Member may make additional Capital Contributions effective as of those times and in amounts as the Managing Member may permit, but no Member will be obligated to make any additional Capital Contribution except to the extent provided in Sections 5.5 and 5.7 of this Agreement. Each additional Capital Contribution made by a Member (other than a contribution made in accordance with Section 5.5 or Section 5.7 of this Agreement) will be in the minimum amount of $25,000 or such other amount as the Managing Member determines from time to time.

(c) The minimum initial and additional contributions set out in Sections 5.1(a) and (b) of this Agreement may be increased or reduced by the Managing Member from time to time. Reductions may be applied to all investors, individual investors or to classes of investors, in each case in the sole discretion of the Managing Member.

(d) Subject to the provisions of the 1940 Act, and except as otherwise permitted by the Managing Member, (1) initial and any additional Capital Contributions by any Member will be payable in cash or in Securities that the Managing Member, in its absolute discretion, causes the Fund to accept, and (2) initial and any additional Capital Contributions in cash will be payable in readily available funds on the due date set forth in the subscription agreement or agreements executed with respect to such Capital Contributions. The Fund will charge each Member making a Capital Contribution in Securities to the capital of the Fund such amount as may be determined by the Managing Member to reimburse the Fund for any costs incurred by the Fund by reason of accepting the Securities, and any charge will be due and payable by the contributing Member in full at the time the Capital Contribution to which the charges relate is due. The value of contributed Securities will be determined in accordance with
Section 7.3 of this Agreement as of the date of contribution.

(e) The Investment Manager may make Capital Contributions and own an Interest in the Fund and, in so doing, upon compliance with Section 2.7(b), will, to the extent not already a Member, become a Member with respect to the Interest.

5.2. RIGHTS OF MEMBERS TO CAPITAL

         No Member will be entitled to interest on the Member's Capital Contribution. No Member will be entitled to the return of any capital of the Fund except (a) upon the repurchase by the Fund of the Member's Interest in accordance with Section 4.5 of this Agreement, (b) in accordance with the provisions of Section 5.7 of this Agreement or (c) upon the liquidation of the Fund's assets in accordance with Section 6.2 of this Agreement. To the fullest extent permitted by applicable law, no Member will have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

5.3. CAPITAL ACCOUNTS

(a) The Fund will maintain a separate Capital Account for each Member (including the Investment Manager, the Managing Member, the Special Member and any of their respective Affiliates to the extent any of them holds an Interest).

(b) Each Member's Capital Account will have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting the Member's initial Capital Contribution.

(c) Each Member's Capital Account will be increased by the sum of (1) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting additional Capital Contributions by the Member permitted under Section 5.1 of this Agreement, plus (2) any amount credited to the Member's Capital Account under Sections 5.4 through 5.7 of this Agreement.

(d) Each Member's Capital Account will be reduced by the sum of (1) the amount of any repurchase with respect to the Member's Interest or distributions to the Member under Section 4.5, 5.8 or 6.2 of this Agreement, plus (2) any amounts debited against the Member's Capital Account under Sections 5.4 through
5.7 of this Agreement.

(e) In the event the Interest of a Member is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent of the Transferred Interest.

(f) Subject to Section 5.5 of this Agreement, no Member will be required to pay to the Fund or any other Member or Person any deficit in such Member's Capital Account upon dissolution of the Fund or otherwise.

5.4. ALLOCATION OF NET CAPITAL APPRECIATION AND DEPRECIATION; MANAGEMENT FEE AND MANAGER ADMINISTRATIVE SERVICES FEE

(a) At the end of each Allocation Period of the Fund, the Capital Account of each Member (including the Investment Manager, the Managing Member, the Special Member and any of their respective Affiliates to the extent any of them holds an Interest) shall be adjusted by crediting (in the case of Net Capital Appreciation) or debiting (in the case of Net Capital Depreciation) the Net Capital Appreciation or Net Capital Depreciation, as the case may be, to the Capital Accounts of all the Members (including the Investment Manager, the Managing Member, the Special Member and any of their respective Affiliates to the extent any of them holds an Interest) in proportion to their respective Investment Percentages for such Allocation Period.

(b) At the end of each month, the Capital Account of each Member (including the Investment Manager, the Managing Member, the Special Member and any of their respective Affiliates to the extent any of them holds an Interest) shall be decreased by the amount of the Management Fee and the Manager Administrative Services Fee calculated in respect of such Capital Account in accordance with
Section 3.10(a).

5.5. ALLOCATION OF CERTAIN WITHHOLDING TAXES, OTHER EXPENDITURES, AND RESERVES

(a) If the Fund incurs a withholding tax or other tax obligation with respect to the share of Fund income allocable to any Member, then the Managing Member, without limitation of any other rights of the Fund or the Managing Member, will cause the amount of the obligation to be debited against the Capital Account of the Member when the Fund pays the obligation, and any amounts then or in the future distributable to the Member will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Member and any successor to the Member's Interest will pay to the Fund as a Capital Contribution, upon demand by the Managing Member, the amount of the excess. The Managing Member will not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for the reduction or exemption, except that, in the event that the Managing Member determines that a Member is eligible for a refund of any withholding tax, the Managing Member may, at the request and expense of the Member, assist the Member in applying for such refund.

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, to the extent determined by the Managing Member to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, will be charged only to those Members on whose behalf the payments are made or whose particular circumstances gave rise to such payments. The charges will be debited from the Capital Accounts of the Members as of the close of the Allocation Period during which the items were paid or accrued by the Fund.

(c) The Managing Member may cause appropriate reserves to be created, accrued and charged by the Fund against Net Assets and proportionately against the Capital Accounts of the Members for contingent, conditional or unmatured liabilities, if any, as of the date any contingent, conditional or unmatured liability becomes known to the Managing Member and accruable under accounting principles generally accepted in the United States. The reserves shall be in the amounts that the Managing Member in its sole discretion deems necessary or appropriate. The Managing Member may increase or reduce any reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate. The amount of any reserve, or any increase or decrease in a reserve, will be charged or credited, as appropriate, to the Capital Accounts of the Members in proportion to their Investment Percentages at the time the reserve is created, or increased or decreased, except that if any individual reserve item, or any increase or decrease in a reserve item, is deemed by the Managing Member, in its sole discretion, to be material, the amount of the reserve item or increase or decrease in the reserve item may instead, at the discretion of the Managing Member, be charged or credited to the Capital Accounts of those Persons who were Members at the time, as determined by the Managing Member in its sole discretion, of the act or omission giving rise to the liability for which the reserve was established, increased or decreased in proportion to their Investment Percentages as at that time.

(d) In the event that the Fund borrows money in order to fund the payment of any withholding taxes, expenditures or other amounts described in this
Section 5.5, expenses associated with such borrowing shall be specially allocated in the same proportions to the Capital Accounts of those Members against whom the expense giving rise to such payment is debited or charged pursuant to this Section 5.5.

(e) Members and former Members shall be liable to the Fund, upon the demand of the Managing Member, which demand the Managing Member may make or refrain from making in its absolute discretion, in an amount equal to any expenses or liabilities of the Fund allocated to their respective Capital Accounts in accordance with this Section 5.5, provided, however, that in no event will such amount with respect to any Member or former Member exceed the aggregate amount of returns of capital and other amounts actually received by the Member or former Member from the Fund. To the extent that a former Member fails to repay to the Fund in full, upon the demand of the Managing Member, any amount required to be charged to the former

Member under this Section 5.5, the deficiency will be charged to the Capital Accounts of the Members in proportion to their Investment Percentages at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise to the Capital Accounts of the current Members in proportion to their Investment Percentages. The provisions of this Section 5.5(e) are intended solely to benefit the Fund and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any Member (other than the Managing Member) or creditor of the Fund. No Member other than the Managing Member shall have any right to demand payment from any other Member pursuant to this Section 5.5(e), and the Managing Member shall not have any duty or obligation to any other Member or creditor of the Fund to make any demand for payment pursuant to this Section 5.5(e).

5.6. INCENTIVE ALLOCATION

(a) At the end of each calendar year, each Member's return on investment for the year will be determined and a portion of the Net Capital Appreciation allocated to the Member's Capital Account during the year, net of the Member's allocable share of the Management Fee and the Manager Administrative Services Fee, will be reallocated to the Capital Account of the Special Member in the following manner: (1) Net Capital Appreciation up to a 6.00% return will remain allocated to the Capital Account of the Member (the "Preferred Return"); (2) Net Capital Appreciation in excess of the Preferred Return will be reallocated to the Capital Account of the Special Member until the Special Member has been allocated the next 0.30% of return (the "Catch-Up"); and (3) thereafter, 95.00% of any Net Capital Appreciation in excess of the Preferred Return plus the Catch-Up will remain allocated to the Capital Account of the Member, and 5.00% of such Net Capital Appreciation will be reallocated to the Capital Account of the Special Member. The amounts reallocated to the Special Member under clauses
(2) and (3) above will be referred to as the "Incentive Allocation."

(b) No Incentive Allocation will be made with respect to a Member's Capital Account until any cumulative Net Capital Depreciation previously allocated to such Member's Capital Account plus any Management Fees and Manager Administrative Services Fees charged to such Capital Account (collectively, the "Loss Carryforward") have been recovered. Any Loss Carryforward of a Member will be reduced proportionately to reflect the repurchase of any portion of that Member's Interest.

(c) The performance of each Capital Contribution made by a Member during a calendar year will be separately tracked, and the Incentive Allocation, the Preferred Return and any Loss Carryforward for a Member will be determined separately with respect to each such Capital Contribution as if it were a separate Capital Account.

(d) If a particular Capital Contribution relating to a Member's Capital Account has been in the Fund for less than a 12-month period, the Incentive Allocation will be determined as follows: (1) the Preferred Return will be the monthly rate of return that, if compounded on a monthly basis for a full year, would result in a return of 6.00% per year, (in other words, a monthly rate of return of 0.4868%), compounded for the number of months such Capital Contribution has been in the Fund and (2) the Catch-Up will be pro-rated to reflect the portion of the year for which such Capital Contribution has been in the Fund.

(e) Upon a repurchase of an Interest (other than at the end of a calendar year) from a Member in accordance with Section 4.5, an Incentive Allocation will be determined and allocated to the Special Member, and, in the case of any repurchase of a portion of an Interest, as follows: the portion of the Interest being repurchased (and the amount with respect to which the Incentive Allocation is calculated) will be deemed to have been taken from the first Capital Contribution of such Member (as such Capital Contribution has been adjusted for Net Capital Appreciation and Net Capital Depreciation, Management Fees, Manager Administrative Services Fees and other expenses) until it is decreased to zero and from each subsequent Capital Contribution until such Capital Contribution (as adjusted) is decreased to zero.

(f) An Incentive Allocation will be determined in respect of each Member and allocated to the Special Member at the time of liquidation of the Fund.

(g) Any Incentive Allocation to be determined and allocated in respect of a period of less than 12 months will be determined in the same manner as the Incentive Allocation for any Capital Contributions that have been in the Fund for less than a 12-month period, as set out in Section 5.6(d).

(h) Within 30 days after the close of each calendar year, the Special Member may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Capital Account of the Special Member and debited from the Member's Capital Account with respect to the calendar year. Such withdrawal will not cause the Special Member to cease to be the Special Member.

(i) The Special Member may assign its right to receive all or any part of the Incentive Allocation to one or more entities that are owned by JPMorgan Chase or its Affiliates and/or certain employees of JPMorgan Chase, and any such entity may, with the consent of the Managing Member, be admitted to the Fund as an additional or substitute Special Member by executing a counterpart of this Agreement or any other instrument evidencing its agreement to be bound by the terms of this Agreement.

(j) Subject to the 1940 Act, the Special Member may, in its sole discretion, elect to remit to a Member a portion of the Incentive Allocation made with respect to such Member's Capital Account.

(k) The Managing Member has the right to amend, without the consent of the Members, this Agreement so that the Incentive Allocation provided in the Agreement conforms to any applicable requirements of the SEC and other regulatory authorities; provided that such amendment does not increase the Incentive Allocation or otherwise have an adverse economic effect on the Members (other than the Special Member).

5.7. TAX ALLOCATIONS AND OTHER TAX MATTERS

(a) For each Taxable Year of the Fund, items of income, deduction, gain, loss or credit will be allocated for federal income tax purposes among the Members in a manner so as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior Taxable Years (or relevant portions of those years). Allocations under this Section 5.7 will be made in accordance with the principles of sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations promulgated under these sections, or the successor provisions to such sections and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, the Fund will allocate to the Members those gains or income necessary to satisfy the "qualified income offset" requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(b) If the Fund realizes capital gains (including short-term capital gains) or ordinary income for U.S. federal income tax purposes for any Taxable Year during or as of the end of which one or more Positive Basis Members (as defined in this Section 5.7) withdraw from the Fund under Articles IV or VI of this Agreement, the Managing Member, in its sole discretion, may elect to allocate such gains or income as follows: (i) to such Positive Basis Members, in proportion to the respective Positive Basis (as defined in this Section 5.7) of each such Positive Basis Member, until either the full amount of such gains or income has been so allocated or the Positive Basis of each such Positive Basis Member has been eliminated, and (ii) to allocate any gains or income not so allocated to Positive Basis Members to the other Members in a manner that reflects equitably the amounts credited to the Members' Capital Accounts under
Section 5.4.

(c) If the Fund realizes capital losses (including short-term capital losses) or ordinary losses for U.S. federal income tax purposes for any Taxable Year during or as of the end of which one or more Negative Basis Members (as defined in this Section 5.7) withdraw from the Fund under Articles IV or VI of this Agreement, the Managing Member, in its sole discretion, may elect to allocate such losses as follows: (i) to such Negative Basis Members, in proportion to the respective Negative Basis (as defined in this Section 5.7) of each such Negative Basis Member, until either the full amount of such losses has been so allocated or the Negative Basis of each Negative Basis Member has been eliminated, and (ii) to allocate any losses not so allocated to Negative Basis Members, to the other Members in a manner that reflects equitably the amounts debited against the Members' Capital Accounts under Section 5.4.

(d) As used in this Section 5.7, the term "Positive Basis" means, with respect to any Member and as of any time of calculation, the amount by which such Member's Capital Account as of that time exceeds such Member's "adjusted tax basis," for U.S. federal income tax purposes, in such Member's Interest as of that time (determined without regard to any adjustments made to the "adjusted tax basis" by reason of any Transfer of the Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Fund under section 752 of the Code). As used in this Section 5.7, the term "Positive Basis Member" means any Member who withdraws from the Fund and who has a Positive Basis as of the effective date of such Member's withdrawal. As used in this Section 5.7, the term "Negative Basis" means, with respect to any Member and as of any time of calculation, the amount by which such Member's "adjusted tax basis," for U.S. federal income tax purposes, in such Member's Interest as of that time (determined without regard to any adjustments made to the "adjusted tax basis" by reason of any Transfer of the Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Fund under section 752 of the Code) exceeds the Member's Capital Account as of such time. As used in this Section 5.7, the term "Negative Basis Member" means any Member who withdraws from the Fund and who has a Negative Basis as of the effective date of such Member's withdrawal.

(e) Allocations under this Section 5.7 may be adjusted at any time by the Managing Member to the extent the Managing Member determines in good faith that such adjustments (i) would more equitably reflect the economic allocations hereunder or (ii) would otherwise be in the overall best interests of the Members.

(f) The Fund will file a tax return as a partnership for U.S. federal income tax purposes. All decisions for the Fund relating to tax matters, including, without limitation, whether to make any tax elections (including the election under section 754 of the Code), the positions to be taken on the Fund's tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, will be made by the Managing Member in its sole discretion. The Managing Member will be the designated "tax matters partner" for purposes of the Code.

(g) Each Member agrees not to treat, on his, her or its income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund.

5.8. DISTRIBUTIONS

(a) Subject to the 1940 Act, the Managing Member may, in its sole discretion, cause the Fund to make distributions in cash or in kind at any time to all of the Members on a proportionate basis in accordance with the Members' Investment Percentages.

(b) The Managing Member may withhold taxes from any distribution to any Member to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member will be deemed to be a distribution or payment to the Member, reducing the amount otherwise distributable to the Member under this Agreement and reducing the Capital Account of the Member. Neither the Managing Member nor the Directors will be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax under an applicable income tax treaty, or otherwise, the Member will furnish the Fund with any information and forms that the Member may be required to complete if necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any information and forms furnished by the Member will be true and accurate and agrees to indemnify the Fund and each of the other Members from any and all losses, claims, damages, liabilities, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to the withholding taxes (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses).

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

6.1. DISSOLUTION

(a) The Fund will be dissolved if at any time it has no members (unless it is continued without dissolution in accordance with the Delaware Act) or upon the occurrence of any of the following events:

         (1) upon the affirmative vote to dissolve the Fund by either (A) a majority of the Board of Directors (including a majority of the Independent Directors) or (B) Members holding at least 80% of the total number of votes eligible to be cast by all Members;

         (2) upon an election by the Managing Member to dissolve the Fund;

         (3) upon the failure of Members to approve successor Directors at a meeting called by the Managing Member in accordance with Section 2.10(c) of this Agreement when no Director remains to continue the Fund;

         (4) upon the expiration of any two-year period that commences on the date on which any Member has submitted a written notice to the Fund requesting to tender the Member's entire Interest for repurchase by the Fund (provided the Member indicates its intention to dissolve the Fund in a separate written request to the Fund that specifically refers to this Section 6.1(a)(4)), unless the Member has been given the opportunity to so tender in accordance with the procedures described in
         Section 4.5 of this Agreement (whether in a single repurchase offer or multiple consecutive offers within the two-year period); or

         (5) as otherwise required by Section 18-802 of the Delaware Act or operation of law.

         Dissolution of the Fund will be effective on the day on which the event giving rise to the dissolution occurs, provided, that the Fund will not terminate until the assets of the Fund have been liquidated and distributed in accordance with Section 6.2 of this Agreement and the Certificate has been canceled in accordance with the Delaware Act.

(b) Except as provided in Section 6.1(a) of this Agreement or in the Delaware Act, the death, adjudicated incompetence, dissolution, divorce, termination, liquidation, bankruptcy (as defined in the Delaware Act), reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Member, the admission to the Fund of a new Member, the withdrawal of a Member from the Fund, or the Transfer by a Member of the Member's Interest to a third party will not cause the Fund to dissolve.

6.2. LIQUIDATION OF ASSETS

(a) Upon the dissolution of the Fund as provided in Section 6.1 of this Agreement, the Managing Member, acting as liquidator (or if the Managing Member is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members and whose fees will be paid by the Fund) will promptly wind up the affairs of the Fund and liquidate its assets. Net Capital Appreciation and Net Capital Depreciation for any Allocation Period during the period of liquidation will be allocated in accordance with Article V of this Agreement. Subject to the Delaware Act, the proceeds from liquidation will be distributed in the following order and manner:

         (1) first, to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, and the expenses of liquidation (including legal and accounting fees and expenses incurred in connection with the liquidation), up to and including the date on which distribution of the Fund's assets to the Members has been completed, other than debts, liabilities or obligations to Members;

         (2) second, to satisfy on a proportionate basis the debts, liabilities and obligations owing to the Members; and

         (3) third, to the Members on a proportionate basis the positive balances of their Capital Accounts after giving effect to all allocations to be made to the Members' Capital Accounts for the Allocation Period ending on the date of the distributions under this
         Section 6.2(a)(3).

(b) Notwithstanding the provisions of this Section 6.2, upon dissolution of the Fund, subject to the Delaware Act and the priorities set out in Section 6.2(a) of this Agreement, the Managing Member or liquidator may distribute ratably in-kind any assets of the Fund, if the Board of Directors, Managing Member or liquidator determines that the distribution of assets in-kind would be in the interests of the Members in facilitating an orderly liquidation. If any in-kind distribution is to be made under this Section 6.2(b), (1) the assets distributed in-kind will be valued in accordance with Section 7.3 of this Agreement as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) of this Agreement, and (2) any profit or loss attributable to property distributed in-kind will be included in the Net Capital Appreciation or Net Capital Depreciation for the Allocation Period ending on the date of the distribution. Notwithstanding any provision of this Agreement to the contrary, a Member may be required to accept a distribution of any asset in-kind from the Fund even if the percentage of the asset distributed to the Member exceeds a percentage of the asset that is equal to the percentage in which the Member shares in distributions from the Fund.

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1. ACCOUNTING AND REPORTS

(a) The Fund will adopt for tax accounting purposes the accrual method of accounting. The Fund's accounts will be maintained in U.S. currency.

(b) The Fund will furnish to Members, as soon as practicable after the end of each Taxable Year, such information as is necessary for Members to complete U.S. federal and state income tax or information returns and any other tax information required by U.S. federal or state law.

(c) The Managing Member anticipates sending to each Member an unaudited semiannual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. The Fund will cause financial statements contained in each annual report furnished under this Section 7.1 to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with U.S. generally accepted auditing standards. All such financial statements will be prepared in accordance with U.S. generally accepted accounting principles. The Fund will also send to each Member quarterly reports regarding the Fund's operations during each quarter as well as monthly updates. Such quarterly reports and monthly updates shall contain information deemed appropriate by the Managing Member, in its sole discretion. The Fund may furnish to each Member any other periodic reports the Managing Member deems necessary or appropriate in its sole discretion. Certain additional information regarding the Fund's operations may be available to Members from time to time on written request.

7.2. DETERMINATIONS BY MANAGING MEMBER

(a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated under Article V of this Agreement, including any taxes on those amounts and accounting procedures applicable with respect to those amounts, will be determined by the Managing Member unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law. Any such determinations and allocations will be final and binding on all of the Members.

(b) The Managing Member may make any adjustments to the computation of Net Capital Appreciation and/or Net Capital Depreciation, or any components (including withholding any items of income, gain, loss or deduction) constituting Net Capital Appreciation and/or Net Capital Depreciation as the Managing Member deems appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation of Net Capital Appreciation and/or Net Capital Depreciation among the Members.

7.3. VALUATION OF ASSETS

(a) Except as may be required by the 1940 Act, the Board of Directors will value or cause to have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last day of each Allocation Period in accordance with valuation procedures established from time to time by the Board of Directors and as described in the Memorandum. In accordance with these procedures, the Fund will value its investments in Investment Funds at fair value and the fair value as of each month-end ordinarily will be the value most recently determined and reported to the Fund by each Investment Fund in accordance with the Investment Fund's valuation policies.

(b) In determining the value of the assets of the Fund, no value will be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records. Any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities under agreements entered into prior to the valuation date will, however, be taken into account in determining the value of the Fund's assets.

(c) Subject to the provisions of the 1940 Act, the value of Securities and other assets of the Fund and the net asset value of the Fund as a whole determined in accordance with this Section 7.3 will be conclusive and binding on all of the Partners and all Persons claiming through or under them.

(d) Each Member acknowledges that, although the procedures approved by the Board of Directors provide that the Investment Manager will review the valuations provided by the Portfolio Managers or administrators to the Investment Funds, none of the Investment Manager, Managing Member or Board of Directors will be able to confirm independently the accuracy of valuations provided by such Portfolio Managers or administrators. As a result, the valuations reported by the Portfolio Managers or administrators of the Investment Funds, upon which the Fund calculates its month-end net asset value and net asset value for each Interest, may be subject to later adjustment, based on information reasonably available at that time. Each Member acknowledges that situations involving uncertainties as to the valuation of Investment Funds could have an adverse effect on the Fund's net assets if the Board of Directors' or the Investment Manager's judgments regarding appropriate valuations should prove incorrect.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

8.1. AMENDMENT OF THIS AGREEMENT

(a) Except as otherwise provided in this Section 8.1 and Section 5.6(j), this Agreement may be amended, in whole or in part, with the approval of a majority of the Board of Directors (including a majority of the Independent Directors, to the extent required by the 1940 Act). Any amendment also must be approved by a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, to the extent such vote is required by the 1940 Act.

(b)      Any amendment that would:

         (1) increase the obligation of a Member to make any Capital Contribution; or

         (2) reduce the Capital Account of a Member other than in accordance with Article V of this Agreement,

may be made only if (A) the written consent of each Member adversely affected by the proposed amendment is obtained prior to the effectiveness of the amendment or (B) the proposed amendment does not become effective until (i) each Member adversely affected by the proposed amendment has received written notice of the proposed amendment and (ii) any Member adversely affected by the proposed amendment that objects to the proposed amendment has been afforded a reasonable opportunity (under procedures adopted by the Managing Member in its sole discretion) to tender the Member's entire Interest for repurchase by the Fund.

(c) The following amendments may be made only with the unanimous consent of the Members and, to the extent required by the 1940 Act, approval of a majority of the Board of Directors (including a majority of the Independent Directors, to the extent required by the 1940 Act):

         (1) any amendment that would alter the provisions of Section 5.6 of this Agreement relating to the Special Member's Incentive Allocation to the extent such amendment would increase the Incentive Allocation or otherwise have an adverse economic effect on the Members (other than the Special Member);

         (2) any material amendment that would alter the provisions of this
         Section 8.1(b) or (c) relating to the amendment of this Agreement; and

         (3) any amendment that would alter the provisions of Section 3.9 of this Agreement relating to indemnification.

(d) Notwithstanding the provisions of Sections 8.1(a), 8.1(b) and 8.1(c) of this Agreement, the Managing Member, at any time without the consent of any other Member or (except as otherwise provided in this Section 8.1(d)) the Board of Directors, may:

         (1) amend the provisions relating to the Incentive Allocation so that the provisions conform to any applicable requirements of the SEC and other regulatory authorities; provided that such amendment does not increase the Incentive Allocation or otherwise have an adverse economic effect on the Members (other than the Special Member);

         (2) restate this Agreement, together with any amendments to this Agreement that have been duly adopted in accordance with the provisions of this Agreement to incorporate the amendments in a single, integrated document;

         (3) amend this Agreement (other than with respect to the matters described in Section 8.1(b) of this Agreement) to change the name of the Fund in accordance with Section 2.2 hereof, or to effect compliance with any applicable law or regulation, including, but not limited to, to satisfy the requirements of applicable U.S. securities or banking law or regulation or tax law, or to clarify any ambiguity or to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, so long as the amendment does not adversely affect the rights of any Member in any material respect; and

         (4) amend this Agreement to make any changes necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund's continuing eligibility to be classified as a partnership for U.S. federal income tax purposes;

subject, however, to the limitation that any material amendment to this Agreement under Section 8.1(d)(3) or (4) of this Agreement will be valid only if approved by a majority of the Directors (including a majority of the Independent Directors, to the extent required by the 1940 Act).

(e) The Managing Member will give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by Section 8.1(d)(2) of this

Agreement) to each Member, which notice sets out (1) the text of the proposed amendment or (2) a summary of the amendment and a statement that the text of the amendment will be furnished to any Member upon request.

8.2. SPECIAL POWER OF ATTORNEY

(a) Each Member irrevocably makes, constitutes and appoints the Managing Member and each of the Officers and Directors, acting severally, and any liquidator of the Fund's assets appointed under Section 6.2 of this Agreement, with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, the Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

         (1) any amendment to this Agreement;

         (2) any amendment to the Certificate, including, without limitation, any such amendment required to reflect any amendments to this Agreement, and including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

         (3) all other such instruments, documents and certificates that, in the view of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Managing Member determines that the Fund should do business, or any political subdivision or agency of any such jurisdiction, or that legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without the Member's consent. Each Member agrees that if an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, notwithstanding any objection that the Member may assert with respect to the amendment or action, the attorneys-in-fact appointed under this Agreement are authorized and empowered, with full power of substitution, to exercise the authority granted in this Section 8.2 in any manner that may be necessary or appropriate to permit the amendment to be made or the action to be lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Fund.

(c) The power of attorney contemplated by this Section 8.2 is a special power of attorney and is coupled with an interest in favor of the Managing Member and each of the Officers and Directors, acting severally, and any liquidator of the Fund's assets appointed under Section 6.2 of this Agreement, and as such the power of attorney:

         (1) will be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Person granting the power of attorney, regardless of whether the Fund, the Managing Member, the Officers, the Directors or any liquidator has had notice of the death or incapacity; and

         (2) will survive the Transfer by a Member of all or any part of its Interest, except that, when the transferee of an Interest has been approved by the Managing Member for admission to the Fund as a substituted Member, or upon the withdrawal of Member from the Fund in accordance with a periodic tender or otherwise, the power of attorney given by the transferor will survive the delivery of the assignment for the sole purpose of enabling the Managing Member, the Officers, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect the substitution and, upon completion of such substitution, will terminate (but, in the case of any transfer of a portion of an Interest, with respect to that portion of the Interest only).

8.3. NOTICES

         Notices that may or are required to be provided under this Agreement will be made to a Member by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the Managing Member), commercial courier service, facsimile, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the Managing Member by telecopier or electronic mail), and will be addressed to the Member at his, her or its address as set out in the books and records of the Fund (or to any other address as may be designated by any Member by notice addressed to the Managing Member in the case of notice given to any Member, and to each of the Members in the case of notice given to the Managing Member). Notices will be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, facsimile or electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon and inure to the benefit of the Members and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the Members may not be transferred or delegated except as provided in this Agreement, and any attempted transfer or delegation of those rights and obligations that is not made in accordance with the terms of this Agreement will be void.

8.5. CHOICE OF LAW; WAIVER OF JURY TRIAL

(a) Notwithstanding the location at which this Agreement is executed by any of the Members, the Members expressly agree that all the terms and provisions of this Agreement are governed by and will be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b) EACH MEMBER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS HE, SHE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MEMBERS. EACH MEMBER ACKNOWLEDGES AND AGREES THAT IT HAS

RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.

8.6. NO THIRD PARTY BENEFICIARIES

         The provisions of this Agreement are intended only for the regulation of relations among past, existing and future Members, their permitted successors and assignees, and the Fund. This Agreement is not intended for the benefit of non-Member creditors or other third parties and, except to the extent specifically provided in Section 3.9 of this Agreement, nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the Fund, the parties to this Agreement, or their respective successors or assigns, and no Person shall be considered a third party beneficiary of any provision of this Agreement.

8.7. CONSENTS

         Any and all consents, agreements or approvals provided for or permitted by this Agreement must, to the extent not given or obtained at a duly called meeting of the Board of Directors or the Members, be in writing and a signed copy of any such consent, agreement or approval will be filed and kept with the books of the Fund.

8.8. MERGER AND CONSOLIDATION

(a) The Fund may merge or consolidate with or into one or more limited liability companies or other business entities under an agreement of merger or consolidation that has been approved in the manner contemplated by the Delaware Act.

(b) Notwithstanding anything to the contrary in this Agreement, an agreement of merger or consolidation approved in accordance with the Delaware Act may, to the extent permitted by the Delaware Act, (1) effect any amendment to this Agreement, (2) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (3) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) will be the limited liability company agreement of the surviving or resulting limited liability company.

(c) The Fund may convert to another Delaware business entity in accordance with the Delaware Act upon the approval of the Members representing a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

8.9. PRONOUNS

         All pronouns used in this Agreement will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons, firm or entity may require in the context in which they are used.

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

8.10. CONFIDENTIALITY

(a) The Managing Member will have the right to keep confidential from the Members, for such period of time as the Managing Member deems reasonable in its sole discretion, any information that the Managing Member reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or that the Fund is required by law or by agreement with a third party to keep confidential.

(b) Notwithstanding anything to the contrary in this Agreement, authorization is hereby expressly granted permitting each Member (and each employee, representative, or other agent of such Member) to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Fund, and all materials of any kind (including opinions or other tax analyses) that are provided to the Member related to tax treatment and tax structure. The Fund acknowledges and agrees that a Member's disclosure of the structure or tax aspects of the Fund is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). In this regard, any aspects of the Fund pertaining to its tax treatment and tax structure that would result in an investment in the Fund being made under "conditions of confidentiality," as such term is used in the Code or in Treasury Regulations issued under the Code is specifically excluded from the provisions of Section 8.10(a) of this Agreement.

8.11. SEVERABILITY

         Each Member agrees that the Member intends that, if any provision of this Agreement is determined by a court of competent jurisdiction or regulatory authority with jurisdiction over the Fund, the Managing Member or the Investment Manager to not be enforceable in the manner set out in this Agreement, then the provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, the invalidation or unenforceability will not affect the validity or enforceability of any other provision of this Agreement (or portion of the provision).

8.12. ENTIRE AGREEMENT

(a) Subject to Section 8.12(b), this Agreement, together with each Member's subscription agreement executed with respect to each Interest, constitute the entire agreement among the Members and the Fund pertaining to the subject matter of this Agreement and the subscription agreement and supersedes all prior agreements and understandings pertaining to that subject matter.

(b)      Notwithstanding any other provision of this Agreement, including
Section 8.1, or any subscription agreement, each Member acknowledges and agrees that the Investment Manager and/or the Managing Member, on its own behalf or, to the extent permitted by applicable law, on behalf of the Fund, without the approval of the Members or any other Person, may enter into a written agreement or agreements with any other Member affecting or modifying the terms of, or establishing rights under, this Agreement or any subscription agreement. Each Member agrees that any terms contained in any such other agreement with another Member will govern with respect to the other Member notwithstanding the provisions of this Agreement or any subscription agreement, and that the Member will have no rights in respect of those granted in favor of such other Member.

8.13. DISCRETION

         To the fullest extent permitted by law, and notwithstanding any other provision of this Agreement or in any agreement contemplated by this Agreement or applicable provisions of law or equity or otherwise, whenever in this Agreement a Person is permitted or required to make a decision (a) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the Person will be entitled to consider only those interests and factors as he, she or it desires, including his, her or its own interests, and will have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (b) in its "good faith" or under another express standard, then the Person will act under the express standard and will not be subject to any other or different standards.

8.14. COUNTERPARTS

         This Agreement may be executed in several counterparts, all of which together will constitute one agreement binding on all Members, notwithstanding that all the Members have not signed the same counterpart.

8.15. HEADINGS

         The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions of this Agreement or otherwise affect their construction or effect.

                  [Remainder of Page Intentionally Left Blank]

         EACH MEMBER ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING OR OTHERWISE BECOMING BOUND HEREBY, INCLUDING THE WAIVER OF JURY TRIAL CLAUSE SET OUT IN SECTION 8.5(B) AND THE CONFIDENTIALITY CLAUSES SET OUT IN SECTION 8.10.

         The Undersigned have executed this Agreement as of the day and year first above written.

                                          EHRLICH ASSOCIATES, L.L.C.,
                                             as Managing Member

                                          By: /s/ Dr. Harold B. Ehrlich
                                              ----------------------------------
                                              Name: Dr. Harold B. Ehrlich
                                              Title: Chairman and Sole Member


                                          JOEL KATZMAN,
                                              as Organizational Member

                                          /s/ Joel Katzman
                                          --------------------------------------

                                          CMRCC, INC.
                                                as Special Member

                                          By: /s/ Joel Katzman
                                              ----------------------------------
                                              Name: Joel Katzman
                                              Title: President and Chief
                                                     Executive Officer

                                          MEMBERS:
                                          Each Person who or that has signed, or
                                          has had signed on the Person's behalf,
                                          a Member Signature Page, which will
                                          constitute a counterpart of this
                                          Agreement.

                                    EXHIBIT A

                               Directors Agreement

                              ____________ __, 200_

J.P. Morgan Multi-Strategy Fund, L.L.C.
522 Fifth Avenue, Floor 10
New York, New York 10036

Re: Directors Agreement -- J.P. Morgan Multi-Strategy Fund, L.L.C.

Ladies and Gentlemen:

         For good and valuable consideration, each of the undersigned Persons, who have been appointed as Directors of J.P. Morgan Multi-Strategy Fund, L.L.C., a Delaware limited liability company (the "Company"), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 26, 2004, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

         1. Each of the undersigned accepts such Person's rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such Person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person ceases to be a Director in accordance with the LLC Agreement.

         2. THIS DIRECTORS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

         This Directors Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Directors Agreement and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Directors Agreement as of the day and year first above written.

                                                _________________________

                                                _________________________

                                                _________________________